UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

November 14, 2014

DATE OF REPORT

(DATE OF EARLIEST EVENT REPORTED)

NEWS CORPORATION

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	001-35769	46-2950970
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NO.)	(IRS EMPLOYER IDENTIFICATION NO.)

1211 Avenue of the Americas, New York, New York 10036

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

(212) 416-3400

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

As previously disclosed, on September 30, 2014, Move, Inc., a Delaware corporation (“Move”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with News Corporation, a Delaware corporation (“News”), and Magpie Merger Sub, Inc., a Delaware corporation and indirect wholly owned subsidiary of News (“Merger Sub”). In accordance with the terms of the Merger Agreement, Merger Sub commenced a tender offer to acquire all of the outstanding shares of common stock, par value $0.001 per share (the “Shares”), of Move at a purchase price of $21.00 per Share (the “Offer Price”), net to the seller in cash, without interest thereon and subject to any required withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated October 15, 2014 (the “Offer to Purchase”), and the related Letter of Transmittal (the “Letter of Transmittal” and, together with the Offer to Purchase, as each may be amended or supplemented from time to time, the “Offer”).

The Offer expired at the end of the day, 12:00 midnight, New York City time, on November 13, 2014 (the “Expiration Date”), as scheduled and was not extended. Computershare Trust Company, N.A., the Depositary for the Offer, has indicated that a total of 34,299,586 Shares were validly tendered (excluding Shares tendered pursuant to guaranteed delivery procedures but not yet delivered) in accordance with the terms of the Offer and not validly withdrawn on or prior to the Expiration Date. The validly tendered Shares, together with the Shares then owned by News and its subsidiaries, represent approximately 83.1% of the Shares outstanding as of the Expiration Date. Merger Sub has accepted for payment all Shares that were validly tendered and not validly withdrawn, in accordance with the terms of the Offer.

On November 14, 2014, News completed its acquisition of Move pursuant to the terms of the Merger Agreement. Merger Sub merged with and into Move in accordance with Section 251(h) of the DGCL, with Move continuing as the surviving corporation and an indirect wholly owned subsidiary of News (the “Merger”). In the Merger, each Share outstanding immediately prior to the Effective Time was automatically canceled and converted into the right to receive the Offer Price, without interest thereon and subject to any required withholding taxes (which is the same amount per Share that will be paid in the Offer), other than Shares held (i) in the treasury of Move or by News, Merger Sub or any of News’ other subsidiaries, which Shares will be canceled and will cease to exist, or (ii) by stockholders who validly exercise appraisal rights under Delaware law with respect to such Shares.

Shares ceased trading on the NASDAQ Global Select Market prior to market open on November 14, 2014.

The description of the Merger Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which was filed by News with the Securities and Exchange Commission as Exhibit 99.1 to the Current Report on Form 8-K filed by News on September 30, 2014, and is incorporated herein by reference.

On November 14, 2014, News issued a press release announcing the consummation of the Merger. A copy of the press release is filed as Exhibit (a)(1)(H) to Amendment No. 4 to the Schedule TO filed by News on November 14, 2014 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

99.1	Agreement and Plan of Merger, dated as of September 30, 2014, by and among News Corporation, Magpie Merger Sub, Inc. and Move, Inc. (incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K filed by News Corporation on September 30, 2014).

99.2	Press Release, issued by News Corporation, dated November 14, 2014 (incorporated by reference to Exhibit (a)(1)(H) to Amendment No. 4 to the Schedule TO filed by News on November 14, 2014).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWS CORPORATION (REGISTRANT)

Date: November 14, 2014	By:	/s/ Robert J. Thomson
Robert J. Thomson
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Agreement and Plan of Merger, dated as of September 30, 2014, by and among News Corporation, Magpie Merger Sub, Inc. and Move, Inc. (incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K filed by News Corporation on September 30, 2014).

99.2	Press Release, issued by News Corporation, dated November 14, 2014 (incorporated by reference to Exhibit (a)(1)(H) to Amendment No. 4 to the Schedule TO filed by News on November 14, 2014).